Albertsons® Companies, Inc. Announces Pricing of Its
Senior Notes Offering

January 22, 2026 - Boise, ID - Albertsons® Companies, Inc. (NYSE: ACI) (the “Company”) today announced the pricing of its upsized private offering of $1,200 million aggregate principal amount of new 5.625% senior notes due 2032 (the “2032 Notes”) and $900 million aggregate principal amount of additional 5.750% senior notes due 2034 (the “Additional 2034 Notes” and, together with the 2032 Notes, the “Notes”). The Additional 2034 Notes will be issued under the same indenture as the Company's 5.750% senior notes due 2034 issued on November 10, 2025. The Company and its subsidiaries, Safeway Inc., New Albertsons L.P., Albertson’s LLC and Albertsons Safeway LLC, will be co-issuers of the Notes. The offering is expected to close on or about February 2, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering, together with cash on hand, to (i) redeem in full the $1,350 million outstanding of its 4.625% senior notes due 2027 (the "2027 Notes") which are scheduled to mature on January 15, 2027 (the “2027 Notes Refinancing”); (ii) redeem in full the $750 million outstanding of its 5.875% senior notes due 2028 (the "2028 Notes") which are scheduled to mature on February 15, 2028 (the "2028 Notes Refinancing" and, together with the 2027 Notes Refinancing, the "Refinancing"); and (iii) pay fees and expenses related to the Refinancing and the issuance of the Notes.

This press release does not constitute a notice of redemption with respect to the 2027 Notes or the 2028 Notes.

The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of November 29, 2025, the Company operated 2,243 retail food and drug stores with 1,708 pharmacies, 404 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. In 2024, along with the Albertsons Companies Foundation, the Company contributed more than $435 million in food and financial support, including more than $40 million through our Nourishing Neighbors Program to ensure those living in our communities and those impacted by disasters have enough to eat.

Albertsons, Safeway, Vons, Jewel-Osco, Tom Thumb, Randalls, United Supermarkets, Pavilions, Haggen and Balducci's Food Lovers Market are registered trademarks of Albertsons Companies, Inc. or its subsidiaries. ACME, Carrs, Kings Food Markets, Shaw's, and Star Market are trademarks of Albertsons Companies, Inc. or its subsidiaries. Albertsons associated logos, product names and services are trademarks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.

Important Notice Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our ability to consummate the offering of Notes, the intended use of proceeds thereof, other pending transactions, and other future events. They include statements which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as “outlook,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in our reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

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